UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2014

CANNABIS KINETICS CORP.

 (Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-179390	99-0372219
(Commission File Number)	(IRS Employer Identification No.)

3240 W 71st Ave, Unit 5

Westminster CO 80030

 (Address of Principal Executive Offices, Zip Code)

(720)-319-5602

 (Registrant's Telephone Number, Including Area Code)

_____________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2014, Cannabis Kinetics Corp. (the “Company”) and each of Steven Brandt, Jonathan Hunt and Eric Hagen, the officers and directors of the Company, entered into an exchange agreement (the “Exchange Agreement”) pursuant to which each such individual agreed to convert $2,750 owed to him by the Company into 91,666 shares of Series A Convertible Preferred Stock of the Company (the “Preferred Stock”). Upon the exchange, the aggregate outstanding balance of $8,250 and any accrued interest thereon was deemed extinguished in consideration of the issuance of 274,998 shares of the Preferred Stock. The terms of the Preferred Stock are described below in Item 5.03.

The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.4.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Exchange Agreement, the information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Preferred Stock issued to Steven Brandt, Jonathan Hunt and Eric Hagen has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and was issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.

In addition to the issuance of the Preferred Stock, Messrs. Brandt, Hunt and Hagen are each entitled to monthly compensation of $7,500 in cash and $7,500 in common stock of the Company based upon a 50% discount off the average of the previous 20 trading days. Each of them was issued 37,500 shares of common stock of the Company, representing their compensation for the month of May.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On June 23, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) designating 5,500,000 shares of the Company’s authorized preferred stock as Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Stock”). A summary of the material provisions of the Certificate of Designation governing the Series A Stock is as follows:

Conversion

The Series A Stock is convertible at any time at the option of the holder into shares of common stock at a conversion ratio of 200 shares of common stock for each share of Series A Stock, subject to adjustment in the case of stock splits, stock dividends, combination of shares and similar transactions and in the case of a business combination, including a merger, share exchange or consolidation of the Company with any other company or entity or the sale or other disposition of the Company’s assets.

Liquidation Preference

The Series A Stock ranks junior to the Series B and Series C preferred stock and pari passu (on an as converted basis) with the common stock of the Company upon liquidation, dissolution or winding-up of the Company.

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Voting

A holder of Series A Stock shall be entitled to the number of votes per share equal to the number of shares of common stock into which such Series A Stock is convertible. The holders of Series A Stock shall vote on an as converted basis together with the holders of common stock as a single class on all matters presented to stockholders.

Restriction on Transferability

Any or all shares of Series A Stock issued may not be sold, transferred or disposed of in any way, directly or indirectly (a “Transfer”), without first notifying and offering such shares to the other stockholders of the Series A Stock at the same price and upon the same terms and conditions as such shares are proposed to be Transferred to an unaffiliated bona fide third party.

The consent of the entire Board of Directors of the Company is required for the issuance of any additional Series A Stock.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirely by reference to the Certificate of Designation which is filed as Exhibit 3.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.4	Certificate of Designation of Series A Convertible Preferred Stock

10.4	Exchange Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS KINETICS CORP.

Date: June 25, 2014	By	/s/ Eric Hagen
	Name:	Eric Hagen
	Title:	President and Chief Executive Officer

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